Exhibit 99.1

Mersana Therapeutics Raises $65 Million in Gross Proceeds Through its At-the-Market Facility

CAMBRIDGE, Mass., April 7, 2020 -- Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced that it has raised gross proceeds of approximately $65 million through its At-the-Market (ATM) facility with participation based on interest received from Avoro Capital Advisors LLC, Bain Capital Life Sciences, Consonance Capital Investors and David Mott, Mersana’s Chairman of the Board. The Company sold approximately 8.9 million shares of the Company’s common stock at a purchase price of $5.59 and 2.0 million shares at the closing price of $7.74, in each case the market price at the time of sale. Cowen is acting as the sales agent for the ATM facility.

The additional funds raised through the ATM strengthen the Company’s balance sheet and will be used to advance its pipeline, including the clinical development of XMT-1536 and XMT-1592, as well as for working capital and other general corporate purposes.

The shares of common stock described above were sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-226055), including a preliminary prospectus supplement, which was declared effective by the SEC on September 17, 2018. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, from Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926. Electronic copies of the final prospectus supplement and the accompanying prospectus will also be available on the SEC's website at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, XMT-1536, is in a Phase 1 proof-of-concept clinical trial in patients with tumors likely to express NaPi2b, including ovarian cancer and NSCLC adenocarcinoma. Mersana’s second product candidate targeting NaPi2b-expressing tumors, XMT-1592, is an ADC created using Mersana’s customizable and homogenous Dolasynthen platform. The Company’s early stage programs include a B7-H4 targeting ADC, as well as a STING agonist ADC developed using the Company’s Immunosynthen platform. In addition, multiple partners are using Mersana’s Dolaflexin platform to advance their ADC pipelines.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s business strategy and the use of proceeds raised through the ATM facility. Forward-looking statements generally can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that may materially affect the Company’s results of operations and whether these forward-looking statements prove to be correct include, among other things, that preclinical testing may not be predictive of the results or success of ongoing or later preclinical or clinical trials, that the development and testing of the Company’s product candidates and new platforms will take longer and/or cost more than planned, including as a result of any impact of the current pandemic, and that the identification of new product candidates will take longer than planned, as well as those listed in the Company’s Annual Report on Form 10-K filed on February 28, 2020, with the Securities and Exchange Commission (“SEC”) and subsequent SEC filings. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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Contact:

Investor & Media Contact
Sarah Carmody, 617-844-8577

scarmody@mersana.com